Exhibit 10.22

THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 6, 2010 (the “Amendment”), by and between APPLIED OPTOELECTRONICS, INC (“Borrower”) and EAST WEST BANK (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 20, 2009, as amended from time to time including that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 3, 2010 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 28, 2010 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                                      The following defined terms set forth in Section 1.1 of the Agreement are added or amended in their entirety to read as follows:

“Credit Extension” means each Advance, Equipment Advance, Real Estate Advance, EXIM Advance, Line II Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Domestic Borrowing Base” means an amount equal to (i) 80% of Eligible Accounts plus (ii) the lesser of 30% of Eligible Inventory or $1,000,000, plus (iii) the lesser of the Maximum OLV or 50% of the Orderly Liquidation Value of domestic Equipment (as set forth in the appraisal completed in April 2009 and in the form previously provided to Bank), as determined by Bank with reference to the most recent Domestic Borrowing Base Certificate delivered by Borrower.  Notwithstanding the foregoing, Eligible Inventory shall not exceed 50% of the total Domestic Borrowing Base.

“Maximum OLV” means $1,600,000 minus fifty percent (50%) of the proceeds from the sale, disposal, lease, transfer or other disposition or liquidation of any domestic Equipment occurring on or after May 3, 2010.

“Line II Advance” or “Line II Advances” means a cash advance or cash advances under the Revolving Line II.

“Line II Borrowing Base” means an amount equal to up to $1,500,000 in excess of the available Domestic Borrowing Base, derived from the following: (i) 80% of Eligible Accounts plus (ii) the lesser of 30% of Eligible Inventory or $1,000,000, plus (iii) the lesser of the Maximum OLV or 50% of the Orderly Liquidation Value of domestic Equipment (as set forth in the appraisal completed in April 2009 and in the form previously provided to Bank), as determined by Bank with reference to the most recent Domestic Borrowing Base Certificate delivered by Borrower (without duplication of any Accounts included in the Domestic Borrowing Base).  Notwithstanding the foregoing, Eligible Inventory shall not exceed 50% of the total Line II Borrowing Base.

“Revolving Line II” means a Credit Extension of up to one million five hundred thousand dollars ($1,500,000).

“Revolving Line II Maturity Date” means May 3, 2011.

2.                                      The following is added as a new section 2.1(f) of the Agreement as follows:

(f)                                   Line II Advances Under Revolving Line II.

(i) Amount.  Subject to and upon the terms and conditions of this Agreement and only when an aggregate of $3,500,000 in Advances are outstanding, Borrower may request Line II Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line II or (B) the Line II Borrowing Base.  Amounts borrowed pursuant to this Section 2.1(f) may be repaid and reborrowed at any time prior to the Revolving Line II Maturity Date without penalty or premium.  Borrower shall deliver to Bank a promissory note for the Line II Advances in substantially the form attached hereto as Exhibit B-5.  Bank may enforce its rights in respect of the Line II Advances under this Agreement without such note.

(ii) Borrowing Procedure.  Whenever Borrower desires a Line II Advance, Borrower will notify Bank by facsimile transmission of an advance request in substantially the form of Exhibit C hereto no later than noon Pacific Time on the Business Day that is one (1) Business Day prior to the Business Day on which a Line II Advance is made.  Bank is authorized to make Line II Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer.  Bank will credit the amount of Line II Advances made under this Section 2.1(f) to a Borrower’s deposit account, as specified by Borrower.

(iv) Payments.  Borrower shall pay interest on the aggregate outstanding principal amount of the Line II Advances on the fifth day of each month for so long as any Line II Advances are outstanding.  All Line II Advances shall be due and payable on the Revolving Line II Maturity Date.

3.                                      The following is added as a new subsection (g) to Section 2.1 of the Agreement as follows:

(g)                                  Priority.      Notwithstanding the foregoing provisions, any payments by Borrower to Bank following an Event of Default shall not be applied to any Line II Advance or any interest accrued thereon until all other Credit Extensions are fully repaid.

4.                                      Section 2.2 of the Agreement is amended to read as follows:

2.2                               Overadvances.  If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Domestic Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.  If the aggregate amount of the outstanding Line II Advances exceeds the lesser of the Revolving Line II or the Line II Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

5.                                      The following is added as a new subsection (h) to Section 6.2 of the Agreement as follows:

(h)                                 With respect to Accounts permitted in the Domestic Borrowing Base or the Line II Borrowing Base pursuant to subsections (a) and (b) of the defined term “Domestic Eligible Accounts” as set forth in Section 1.1 of the Agreement, upon Bank’s reasonable request, evidence of credit insurance claim compliance and all supporting documents with respect to such Accounts.

6.                                      Section 2.3(a) of the Agreement is amended in its entirety to read as follows:

(a)                                 Interest Rates.  Except as set forth in Section 2.3(b), the outstanding principal balance of each Credit Extension shall bear interest (computed daily on the basis of a 360 day year and actual days elapsed), at a variable rate per annum equal to the Prime Rate plus 2.25%.  Notwithstanding the foregoing, at no time shall the interest rate applied to any Credit Extension be less than 5.375% per annum (computed daily on the basis of a 360 day year and actual days elapsed) (the “Floor Rate”).

7.                                      Exhibit B-5 attached hereto is incorporated in its entirety as Exhibit B-5 to the Agreement.

8.                                      Exhibit D-1 to the Agreement is replaced in its entirety with the Domestic Borrowing Base Certificate provided by Bank to Borrower.

9.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

10.                               Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

11.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12.                               As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(a)                                 Corporate Resolutions and Incumbency Certification, duly executed by Borrower;

(b)                                 Line II Promissory Note, duly executed by Borrower;

(c)                                  an amendment fee of $1,875 to Bank, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)                                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin

Title:	CEO

EAST WEST BANK

By:	/s/ Lisa Chang

Title:	AVP

EXHIBIT B-5

LINE II PROMISSORY NOTE

$1,500,000	December 6, 2010 Santa Clara, California

FOR VALUE RECEIVED, the undersigned, Applied Optoelectronics, Inc. (the “Borrower”), HEREBY PROMISES TO PAY to the order of East West Bank (the “Bank”) at its principal office located at 2350 Mission College Blvd., Suite 988, Santa Clara, California 95054, or at such other place as Bank may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal amount of  ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) or so much of the Line II Advances (as defined in the Loan Agreement (defined below)) as may be advanced from time to time, together with interest from the date of disbursement computed on the principal balances hereof from time to time outstanding as set forth in the Amended and Restated Loan and Security Agreement dated as of May 20, 2009 by and between Bank and Borrower (the “Loan Agreement”).  The Loan Agreement is incorporated herein by this reference in its entirety.  Capitalized terms used but not otherwise defined herein are used in this Line II Promissory Note as defined in the Loan Agreement.

This Line II Promissory Note is entitled to the benefits of the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Line II Promissory Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Line II Promissory Note upon the terms and conditions specified in the Loan Agreement.  This Line II Promissory Note is also secured by the Collateral described in the Loan Agreement, and reference to the Loan Agreement is hereby made for a description of the rights of Borrower and Bank in respect to such Collateral.

Borrower further promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Advances as determined in accordance with the Loan Agreement.  Interest shall be calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed.

Borrower waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment.  Except as otherwise provided in the Loan Agreement or other Loan Documents, Borrower waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by Bank of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

If this Line II Promissory Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Line II Promissory Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by Bank hereof on account of such collection or enforcement, whether or not suit is filed hereon.

This Line II Promissory Note shall be governed and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Line II Promissory Note as of the date and year first above written.

APPLIED OPTOELECTRONICS, INC.

By:

Title: